Exhibit 10.2

WEARABLE DEVICES LTD.

2024 EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE

The purpose of the Wearable Devices Ltd. 2024 Employee Stock Purchase Plan is to provide employees of Wearable Devices Ltd. (the “Company”) and its Participating Subsidiaries the opportunity to acquire an equity interest in the Company by providing favorable terms for them to purchase its Shares.

This Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code but may also include one or more sub-plans that may, but are not required, to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code (each a “Sub-Plan”).

2.	DEFINITIONS

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Change of Control” of the Company shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to an employee benefit plan maintained by the Company becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50 percent or more of the Company’s outstanding Shares, and within the period of 24 consecutive months immediately thereafter, individuals other than (i) individuals who at the beginning of such period constitute the entire Board or (ii) individuals whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular Section shall include any successor and regulation thereto.

(d) “Committee” shall mean a share award compensation committee, if so appointed by the Board, which shall consist of no fewer than two members of the Board.

(e) “Company” shall have the meaning set forth in Section 1.

(f) “Compensation” shall mean base salary.

(g) “Employee” shall mean any individual who is customarily employed for more than five months in a calendar year by the Company or any Subsidiary. The term Employee shall not include: (i) any individual who is not a common law employee of the Company or a Subsidiary; (ii) any individual who owns, directly or indirectly, as of the Offering Date five percent or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary; (iii) any individual who is not employed by a Participating Subsidiary; (iv) any Employee who is a member of a collective bargaining unit with which the Company or a Subsidiary has bargained in good faith with respect to participation in the Plan and as a result of such bargaining the labor organization made an affirmative decision not to participate in the Plan; and (v) any Employee whose employment commencement date is fewer than six months prior to the commencement of an Offering.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Exercise Date” shall mean the date(s) designated by the Committee from time to time on which an Optionee may exercise an Option; provided, however, that no Exercise Date shall be more than 12 months after the applicable Offering Date; and provided, further, that if such date is not a business day, the Exercise Date shall be the business day immediately preceding the applicable date.

(j) “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:

(i)	If the Shares are listed on any established share exchange or a national market system, including without limitation the Tel-Aviv Share Exchange, the New York Stock Exchange, the NYSE American LLC, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system on the day of determination (or the preceding trading day if such exchange or system is closed), as reported in the Wall Street Journal, or such other source as the Board deems reliable;

(ii)	If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the day of determination (or the preceding trading day if such exchange or system is closed); or

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Offering” shall mean any offering of Shares in accordance with Section 7.

(l) “Offering Date” shall mean the date(s) designated by the Committee from time to time on which an Option is granted; provided, however, that there shall be at least one Offering Date in any consecutive 12-month period while the Plan remains in effect; and provided, further, that if such date is not a business day, the Offering Date shall be the business day immediately preceding the applicable date.

(m) “Option” shall mean the right of a Participant to purchase Shares pursuant to an Offering.

(n) “Option Price” shall have the meaning set forth in Section 8.

(o) “Optionee” shall mean any individual who has been granted an Option that remains outstanding under the terms of any Offering or who owns Shares as a result of an Offering.

(p) “Participant” shall mean an Employee who has in effect a payroll deduction authorization in accordance with Section 6 or is otherwise participating in the Plan pursuant to a Sub-Plan.

(q) “Participating Subsidiary” shall mean a Subsidiary the Employees of which are eligible to participate in the Plan. The Committee shall have the authority to designate a Subsidiary as a Participating Subsidiary.

(r) “Plan” shall mean the Wearable Devices Ltd. 2024 Employee Stock Purchase Plan as set forth herein, with any and all amendments hereto that may be in effect.

(s) “Securities Act” shall mean the Securities Act of 1933, as amended.

(t) “Shares” shall mean the ordinary shares of the Company.

(u) “Sub-Plan” shall have the meaning set forth in Section 1.

(v) “Subsidiary” shall mean a domestic or foreign corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, 50 percent or more of the total combined voting power of all classes of stock, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. An entity may be treated as a Subsidiary for purposes of this Plan if, consistent with Sections 423 and 424 of the Code, it is owned by a corporation and is disregarded for federal income tax purposes or it is (or would if it were a domestic entity be) treated as a corporation for federal income tax purposes.

3.	ADMINISTRATION OF THE PLAN

Unless the Board shall designate another person or persons, the Plan shall be administered by the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Options granted hereunder shall be subject to the determination of the Committee, which determination shall be final and binding.

The Committee shall have the authority, without the need for further approval, to establish a different Offering Date and/or Exercise Date, to modify the amount of time between an Offering Date and an Exercise Date, to increase or decrease the number of Offerings in a year and to limit the number of Shares that may be available in an Offering.

The Committee shall also have the authority to determine whether any accumulated payroll deductions remaining in a Participant’s account after the close of an Offering shall be carried forward for use in the next Offering (if the Participant will participate in that Offering) or paid to the Participant in cash, without regard to the reason such accumulated amount exists. The Committee shall further have the right to use different approaches for different reasons; provided, however, that the same approach will be applied to all Participants affected by the same reason.

4.	OPTION SHARES

The total amount of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate 5,000,000 Shares from either authorized but unissued shares or treasury shares; provided, however, that such aggregate number of Shares shall be subject to adjustment in accordance with Section 15. If any outstanding Option expires for any reason, including a withdrawal pursuant to Section 10, or terminates by reason of the severance of employment of the Participant or any other cause, or is surrendered, the Shares allocable to the unexercised portion of the Option may again be made subject to an Option under the Plan.

5.	ELIGIBILITY

An Employee shall be eligible to become a Participant in the Plan on any Offering Date on which the Employee is employed by the Company or a Subsidiary; provided, however, that no Employee shall be granted an Option:

(a) if immediately after the grant the aggregate amount of Shares the Employee would be considered to own under Section 424(d) of the Code, including Shares that may be purchased with outstanding options, would represent five percent or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary; or

(b) that permits the Employee’s right to purchase shares under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 for any calendar year, determined by reference to the Fair Market Value of the Shares at the time any Option is granted.

6.	PARTICIPATION

(a) An Employee may become a Participant in any Offering by completing an authorization for payroll deductions in connection with the Offering at such time (prior to the Offering Date) and in such manner as the Committee may prescribe. Payroll deductions pursuant to an authorization shall commence with the payroll period in which the Offering Date occurs and shall end with the last payroll completed prior to the Exercise Date for the Offering to which the authorization applies, unless the authorization is sooner terminated by the Participant as provided in Section 10. All payroll deductions shall be made on an after-tax basis.

(b) A Participant shall elect in the authorization for payroll deduction to have deductions made from his or her Compensation on each payday in an amount equal to a whole percentage of from one to 15 percent of his or her Compensation. All payroll deductions made for a Participant shall be credited to a bookkeeping account maintained for such Participant under the Plan. In no event shall interest be paid to a Participant with respect to payroll deductions credited to the Participant’s account, whether such deductions are used in connection with the exercise of an Option or are returned to the Participant or the Participant’s estate in cash.

(c) Except as may be required by law, a Participant may not make any payments to the Participant’s account other than by authorization for payroll deduction. A Participant may elect to decrease the payroll deduction rate at such time and in such manner as the Committee may prescribe. In no event shall a Participant increase the amount of payroll deductions during an Offering. A Participant may discontinue participation in the Offering as provided in Section 10.

(d) The Committee may provide for a separate election or different percentages or another method of payment under a Sub-Plan to the extent payroll deductions may not otherwise be practicable or permitted in a particular jurisdiction. Except as otherwise provided by the Committee, payroll deductions and any equivalents thereto may be accumulated in the local currency applicable under a Sub-Plan and converted to United States dollars on the Exercise Date.

(e) Except to the extent that doing so would jeopardize the status of the Plan as an employee stock purchase plan within the meaning of Section 423 of the Code, an Employee outside the United States may be excluded from the Plan (i) if their participation is prohibited under local law, (ii) if complying with local law would cause the Plan (other than a Sub-Plan) to violate the requirements of Section 423 of the Code, (iii) if their participation would result in adverse tax consequences to the Employee under Section 409A of the Code or (iv) for such other reason(s) as the Committee may in its discretion determine.

7.	GRANT OF OPTIONS

(a) Options under the Plan shall be granted in a series of Offerings, the first of which shall begin on the first Offering Date designated by the Committee. Successive Offerings shall begin on each Offering Date thereafter until all of the Shares available under the Plan are exhausted or until the Plan is terminated pursuant to Section 19 or Section 20. Participation by an Employee in any Offering shall neither limit nor require his or her participation in any other Offering.

(b) Subject to any limitation otherwise provided under the Plan, each Participant in an Offering shall be granted, as of the applicable Offering Date, an Option to purchase that number of Shares that the accumulated payroll deductions credited to his or her account during the Offering are able to purchase at the Option Price.

(c) If the total number of Shares for which Options are to be granted as of any Offering Date exceeds the number of Shares available for the Offering, the Committee shall make a pro rata allocation of the available Shares in a manner as nearly uniform as practicable, and as it shall determine to be equitable. In the event a shortfall in Shares appears likely, the Committee may, but shall not be required to, reduce remaining payroll deductions to be made pursuant to authorizations for that Offering.

(d) In no event shall a Participant be permitted to acquire in any particular Offering more than that number of Shares equal to $25,000 divided by the Fair Market Value of the Shares as of the first date of the Offering; provided, however, that such limit shall be further subject to the limit set forth in Section 5(b) and to any adjustment made in accordance with Section 15.

8.	OPTION PRICE

The Option Price of Shares for any Offering shall be determined by the Committee and announced from time to time in advance of the commencement of an Offering, but in no event shall the Option Price be less than the lesser of: (a) 85 percent of the Fair Market Value of the Shares on the Offering Date; or (b) 85 percent of the Fair Market Value of the Shares on the Exercise Date.

9.	EXERCISE OF OPTIONS

(a) A Participant’s Option for an Offering will be exercised automatically as of the Exercise Date for the Offering to purchase that number of Shares equal to the accumulated payroll deductions credited to the Participant’s account as of the Exercise Date divided by the Option Price.

(b) A Participant may elect prior to the Exercise Date at such time and in such manner as the Committee may prescribe to receive in cash an amount equal to the accumulated payroll deductions in his or her account on the Exercise Date, rather than exercising his or her Option.

(c) As promptly as practicable after each Exercise Date the Company shall deliver to each Participant in the Offering, in accordance with the Participant’s election, either (i) the Shares purchased upon the exercise of the Participant’s Option or (ii) a cash payment equal to the total of the payroll deductions credited to the Participant’s account during the Offering.

(d) The Shares purchased upon exercise of an Option shall be deemed to be transferred to the Participant on the Exercise Date.

(e) The Committee may, in its discretion, limit the Shares purchased in an Offering to whole Shares, in which event amounts representing fractional Shares may, at the discretion of the Committee, either be carried forward for use in the next Offering if the Participant will participate in that Offering or paid to the Participant in cash.

10.	WITHDRAWAL FROM OFFERING

A Participant may at any time prior to the Exercise Date at such time and in such manner as the Committee may prescribe withdraw from an Offering and request payment of an amount in cash equal to the accumulated payroll deductions credited to the Participant’s account under the Plan. Such amount will be paid to the Participant as promptly as practicable after receipt of the Participant’s request to withdraw, and no further payroll deductions will be made from the Participant’s Compensation with respect to the Offering then in progress and any outstanding Option shall be cancelled. A Participant’s withdrawal from an Offering will have no effect upon his or her eligibility to participate in any subsequent Offering or in any employee stock purchase plan (within the meaning of Section 423 of the Code) that may hereafter be adopted by the Company or a Subsidiary.

11.	EXPIRATION OF OPTIONS ON TERMINATION OF EMPLOYMENT

(a) Options shall not be transferable by a Participant and no amount credited to a Participant’s account may be assigned, transferred, pledged or otherwise disposed of in any way by a Participant. An Option shall expire unexercised immediately if a Participant ceases to satisfy the definition of the term Employee for any reason other than death and the amount of the accumulated payroll deductions then credited to the Participant’s account under the Plan will be paid to the Participant in cash. In the case of a Participant’s death, the provisions of Section 16 shall control.

(b) An authorized leave of absence or absence on military or government service shall not constitute severance of the employment relationship between the Company or Participating Subsidiary and the Participant for purposes of this Section 11, provided that either (i) the absence is for a period of no more than 90 days or (ii) the Employee’s right to be re-employed after the absence is guaranteed either by statute or by contract.

12.	REQUIREMENTS OF LAW

The Company shall not be required to sell or issue any Shares under the Plan if the issuance of such Shares would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon the exercise of any Option the Company shall not be required to issue Shares unless the Board has received evidence satisfactory to it to the effect that the Optionee will not transfer such Shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action to cause the exercise of an Option or the issuance of Shares pursuant to an Option to comply with any laws or regulations of any governmental authority including, without limitation, the Securities Act or applicable state securities laws.

13.	NO RIGHTS AS SHAREHOLDER

No Participant shall have rights as a shareholder with respect to Shares covered by his or her Option until the applicable Exercise Date and, except as otherwise provided in Section 15, no adjustment shall be made for dividends of which the record date precedes the applicable Exercise Date.

14.	FORFEITURE FOR DISHONESTY

Notwithstanding anything to the contrary in the Plan, if the Board determines, after full consideration of the facts presented on behalf of both the Company and the individual, that a Participant or an Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment by the Company or a Subsidiary, which damaged the Company or Subsidiary, or has disclosed trade secrets or other proprietary information of the Company or a Subsidiary, (a) such individual’s participation in an Offering shall terminate and he or she shall forfeit his or her right to receive any Shares pursuant to an Offering that has not yet been delivered and (b) the Company shall have the right to repurchase all or any part of the Shares acquired by an Optionee upon the earlier exercise of any Option, at a price equal to the amount paid to the Company upon such exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise of the Option and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates. The decision of the Board as to the cause of a Participant’s or Optionee’s discharge and the damage done to the Company or a Subsidiary shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of a Participant or Optionee by the Company or a Subsidiary.

15.	CHANGES IN THE COMPANY’S CAPITAL STRUCTURE

(a) In the event of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities, and in the Option Price, covered by outstanding Options, and for which Options may be granted under the Plan. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate. No adjustment shall be made pursuant to the provisions of this Section 15(a) that would constitute a modification as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants and Optionees.

(b) If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire Shares of the reincorporated company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above), and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated company.

(c) Except as otherwise provided in (a) or (b) above, if while unexercised Options remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control, then the Committee, in its discretion, shall provide that either:

(i) after the effective date of such merger, consolidation, liquidation, sale or Change of Control, as the case may be, each Optionee shall be entitled, upon exercise of an Option to receive in lieu of Shares the number and class of shares of such stock or other securities to which he or she would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or Change of Control if he or she had been the holder of record of the number of Shares as to which the Option is being exercised immediately prior to such merger consolidation, liquidation or sale; or

(ii) all outstanding Options shall be exercised as of the day preceding the effective date of any such merger, consolidation, liquidation, sale or Change of Control, which day shall be the Exercise Date for purposes of the Offering; provided, however, that each Optionee shall be notified of the right to withdraw from the Offering in accordance with the requirements of Section 10.

(d) Except as expressly provided to the contrary in this Section 15, the issuance by the Company of shares of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of Shares then subject to outstanding Options.

16.	DISPOSITION OF ACCOUNT AT DEATH

In the event that a Participant dies after the Exercise Date but before the delivery of the Shares, the Shares when issued together with any cash remaining in the Participant’s account shall be transferred to the Participant’s estate. In the event that a Participant dies prior to the Exercise Date, a payment shall be made to the Participant’s estate of an amount in cash equal to the accumulated payroll deductions credited to the Participant’s account under the Plan.

17.	SUBPLAN(S)

Notwithstanding any provision of the Plan to the contrary, the Committee may but shall not be required to adopt one or more Sub-Plans to facilitate participation in the Plan by Employees outside the United States and to accommodate the requirements of local securities, tax, foreign exchange or other laws of foreign jurisdictions. Any such Sub-Plan shall, to the extent practicable and as determined by the Committee in its discretion, reflect the same terms and conditions available with respect to non-Sub-Plan Participants. This authority shall include the right to establish one or more Sub-Plans that are not intended to satisfy the requirements of Section 423 of the Code; provided, however, that in no event shall the authority of the Board to amend or terminate the Plan pursuant to Section 19 be limited.

18.	MISCELLANEOUS

(a) Accumulated payroll deductions and the proceeds from the sale of Shares pursuant to the exercise of Options shall constitute general funds of the Company.

(b) To the extent required by law, the Company or a Participating Subsidiary shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise of an Option. An Optionee shall agree that if the amount payable to him or her by the Company and any Participating Subsidiary in the ordinary course is insufficient to pay such taxes, then he or she shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

(c) All notices or other communications by a Participant or Optionee to the Company pursuant to the Plan shall be deemed to have been given when received in the form specified by the Company at the location or by the person designated by the Company for the receipt thereof.

(d) Neither the Plan nor the grant of an Option pursuant to the Plan shall impose upon the Company or a Subsidiary any obligation to employ or continue to employ any Participant, and the right of the Company or a Subsidiary to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him or her.

(e) The title of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. References to gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

(f) The Plan shall be governed by and construed in accordance with the laws of the State of Israel, without regard to the principles of conflicts of law.

19.	AMENDMENT OR TERMINATION OF PLAN

The Board may at any time terminate or from time to time amend, modify or suspend this Plan (or any part thereof); provided, however, that without approval by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding Shares are present, in person or by proxy there shall be no: (a) change in the number of Shares that may be issued under the Plan, except by operation of the provisions of Section 15; (b) change in the class of persons eligible to participate in the Plan; or (c) other change in the Plan that requires shareholder approval under applicable law. Notwithstanding the preceding sentence, the Board shall in all events have the power to make such changes in the Plan and the Committee shall in all events have the power to make such changes in the regulations and administrative provisions under the Plan or in any outstanding Option as, in the opinion of counsel for the Company, may be necessary or appropriate from time to time to enable the Plan to qualify as an employee stock purchase plan as defined in Section 423 of the Code, so as to enable any Option to receive preferential federal income tax treatment. No amendment shall materially affect outstanding Options without the consent of the Optionee and the termination of the Plan will not terminate Options then outstanding, without the consent of the Optionee.

Notwithstanding the foregoing, at such time after the Company is not required to file periodic reports under the Exchange Act, at its option, the Company may terminate the Plan and, upon the termination, outstanding Options shall be cancelled and each Participant shall receive in cash an amount equal to the accumulated payroll deductions without interest credited to the Participant’s account under the Plan immediately prior to termination.

20.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of September 26, 2024 upon ratification by the holders of a majority of the outstanding Shares present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting (or written consents in lieu thereof) of the shareholders. Unless the Plan shall have terminated earlier, the Plan shall terminate on the date as of which there are no longer any Shares available pursuant to Section 4 to be offered and no Option shall be granted pursuant to the Plan after that date.

Israeli Sub-Plan

Special Provisions for Persons who are Israeli Taxpayers

This Sub-Plan (the “Sub-Plan”) supplements the Wearable Devices 2024 Employee Stock Purchase Plan, as amended from time to time (the “Plan”), in accordance with the Committee’s authority pursuant to Section 17 of the Plan.

The Sub-Plan hereunder applies only to persons who are deemed to be residents of the State of Israel for tax purposes or are otherwise subject to taxation in Israel with respect to participation in the Plan and Sub-Plan, as determined by the Committee.

The purpose of the Sub-Plan is to establish certain rules and limitations applicable to participation in the Plan from time to time, in compliance with the tax and other applicable laws currently in force in the State of Israel. The Sub-Plan is applicable to participation in the Plan and is intended to comply with and be subject to the ITO and Section 102.

The Sub-Plan and the Plan shall be read together. Except as otherwise explicitly provided herein, participation in the Plan shall be governed by the terms of the Plan. In any case of contradiction, whether explicit or implied, between the provisions of the Plan and the Sub-Plan, the Sub-Plan shall govern.

Definitions

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions shall apply to the Sub-Plan.

“102 Capital Gains Track” shall mean the tax alternative set forth in Sections 102(b)(2) and 102(b)(3) of the ITO pursuant to which income resulting from the sale of Shares is generally taxed as a capital gain.

“102 Capital Gains Track Grant” shall mean a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Ordinary Income Track” shall mean the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of Shares is taxed as ordinary income.

“102 Ordinary Income Track Grant” shall mean a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

“102 Trustee Grant” shall mean Shares issued under the Plan in accordance with the Sub-Plan and Section 102(b) of the ITO, and subject to a trust with a Trustee for the benefit of the Eligible 102 Participant, and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

“Affiliate” for the purpose of grants made under this Sub-Plan, shall mean any Subsidiary (as such term is defined in the Plan) that is an “employing company” within the meaning of Section 102(a) of the ITO.

“Controlling Shareholder,” as defined under Section 32(9) of the ITO, shall mean an individual who prior to issuance of Shares or as a result of the issuance of any Shares, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the ITO) at least (i) 10 percent of the outstanding shares of the Company, (ii) 10 percent of the voting power of the Company, (iii) the right to hold or purchase 10 percent of the outstanding equity or voting power, (iv) the right to obtain 10 percent of the “profits” of the Company (as defined in the ITO) or (v) the right to appoint a director of the Company.

“Deposit Requirements” shall mean with respect a 102 Trustee Grant, the requirement to deposit Shares with the Trustee, in accordance with Section 102, in order to qualify as a 102 Trustee Grant.

“Election,” “Elected” or “Elects” shall mean the Company’s (or its Affiliate’s) choice of the type of 102 Trustee Grants it shall make under the Sub-Plan, (as between capital gains track or ordinary income track) as filed with the ITA.

“Eligible 102 Participant” shall mean an eligible employee or an individual who is serving as a director (as defined in the ITO) or an office holder (as defined in the ITO) of the Company or an Affiliate, who is not a Controlling Shareholder.

“ITA” shall mean the Israeli Tax Authority.

“ITO” shall mean the Israeli Income Tax Ordinance (New Version), 1961, and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

“Non-Trustee Grant” shall mean Shares issued under the Plan in accordance with the Sub-Plan to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

“Required Holding Period” shall mean the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Shares issued by the Company must be held by the Trustee for the benefit of the person to whom it was granted.

“Rules” shall mean the Income Tax Rules (Tax Benefits in Share Issuance to Employees), 2003.

“Section 102” shall mean the provisions of Section 102 of the ITO, as amended from time to time.

“Trustee” shall mean a person or entity designated by the Committee to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

Types of Grants and Section 102 Election

Shares issued under the Plan pursuant to Section 102 shall be issued pursuant to either: (a) Section 102(b)(2) and 102(b)(3) of the ITO as 102 Capital Gains Track Grants; or (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Grants.

The Company’s (or its Affiliate’s) Election regarding the type of 102 Trustee Grant it chooses to make shall be filed with the ITA. Once the Company (or its Affiliate) has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the lapse of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company (or its Affiliate) from granting Non-Trustee Grants to Eligible 102 Participants at any time.

Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Sub-Plan. Employees who are not Eligible 102 Participants may not participate in the Sub-Plan.

No 102 Trustee Grants may be made effective pursuant to the Sub-Plan until 30 days after the requisite filings required by the ITO and the Rules have been made with the ITA. This Sub-Plan and the issuance of qualifying Section 102 Grants is contingent upon the approval (or deemed approval) of the ITA, and subject to the terms and conditions of such approval, if and when obtained.

The enrollment documents evidencing participation in the Plan and Sub-Plan shall indicate whether the Shares purchased under the Plan and the Sub-Plan are a 102 Trustee Grant or a Non-Trustee Grant; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

Sub-Plan and Conditions of 102 Trustee Grants

Each 102 Trustee Grant shall be deemed granted for the purposes of the ITO on the date of actual purchase of the Shares under the Plan and the Sub-Plan. With effect as of such date: (i) the Company (or its Affiliate) shall provide notice thereof to the Trustee; and (ii) the Eligible 102 Participant shall sign all documents or provide other confirmation in a form acceptable to the Company (or its Affiliate) and the Trustee required pursuant to this Section of the Sub-Plan, including, to the extent required, a separate form of consent to any tax ruling issued by the ITA in connection with participation in the Sub-Plan.

Each 102 Trustee Grant granted to an Eligible 102 Participant and each certificate for Shares acquired pursuant to a 102 Trustee Grant shall be deposited with a Trustee in compliance with the Deposit Requirements and held in trust by the Trustee for the benefit of the Eligible 102 Participant for the Required Holding Period (or be subject to a supervisory trustee arrangement if approved by the ITA). After termination of the Required Holding Period, the Trustee may release or confirm release of any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release or confirm release of any 102 Trustee Grants prior to the full payment of the Eligible 102 Participant’s tax liabilities.

Each 102 Trustee Grant shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Sub-Plan or any enrollment documents that are not consistent therewith. In addition, the withholding of applicable taxes shall be performed before the deduction from Compensation pursuant to the enrollment documents with respect to 102 Trustee Grants. Any provision of the ITO and any approvals or rulings by the ITA not expressly specified in this Sub-Plan or any document evidencing a grant that are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO and the terms and conditions of the trust agreement entered into between the Company and the Trustee (the “Trust Agreement”). For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law and, particularly, Section 102 and/or any ruling obtained from the ITA in connection with the Sub-Plan.

During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee (or a broker) to release or sell Shares and other shares received subsequently following any realization of rights derived from Shares (including share dividends, if any) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee (or a broker) may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the Shares have been withheld for transfer to the tax authorities; and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, any applicable agreement and any applicable laws. To avoid doubt, such sale or release during the Required Holding Period shall result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant (including tax and mandatory payments otherwise payable by the Company or its or Affiliates, which would not apply absent a sale or release during the Required Holding Period).

In the event a share dividend is declared and/or additional rights are granted with respect to Shares that are 102 Trustee Grants, such dividend shall also be subject to the provisions of this Section of the Sub-Plan and the Required Holding Period for such dividend shares and/or rights shall be measured from the commencement of the Required Holding Period for the Shares with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant after deduction of taxes and mandatory payments in compliance with applicable withholding requirements.

Shares shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant (or be subject to a supervisory trustee arrangement if approved by the ITA). If such Shares are issued after the Required Holding Period has elapsed, the Shares issued shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee for the benefit of the Eligible 102 Participant (or be subject to a supervisory trustee arrangement if approved by the ITA) or (ii) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with all applicable provisions of the Plan and the Sub-Plan.

Notwithstanding anything to the contrary in the Plan, it is clarified that 102 Capital Gains Track Grants are subject to the confirmation and approval of the ITA. In addition, any 102 Capital Gains Track Grants are meant to comply in full with the terms and conditions of Section 102 and the requirements of the ITA, and therefore the Plan and the Sub-Plan are to be read such that they comply with the requirements of Section 102. Should any provision in the Plan and/or the Sub-Plan disqualify the Plan and/or the Sub-Plan and/or any 102 Capital Gains Track Grants thereunder from beneficial tax treatment pursuant to the provisions of Section 102, such provision shall not apply to such 102 Capital Gains Track Grants and the underlying Shares unless the ITA provides approval of compliance with Section 102.

Assignability

As long as Shares are held by the Trustee on behalf of the Eligible 102 Participant (or otherwise subject to a supervisory trustee arrangement if approved by the ITA), all rights of the Eligible 102 Participant over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

Tax Consequences

Any tax consequences arising from participation in the Sub-Plan and/or the purchase of Shares thereunder, or from any other event or act (of the Company and/or its Affiliates, and/or the Trustee and/or the Eligible 102 Participant), hereunder (including without any limitation any taxes and compulsory payments, such as National Insurance Institute and health tax payments) shall be borne solely by the Eligible 102 Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules and regulations, including withholding taxes at source. Furthermore, the Eligible 102 Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible 102 Participant.

The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Shares issued under the Plan or the sale thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter payable to an Eligible 102 Participant, including to the maximum extent permitted under law, and/or (ii) requiring an Eligible 102 Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares; and/or (iii) withholding otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld; and/or (iv) causing the exercise and sale of any awards or Shares held by on behalf of the Employee or selling a sufficient number of such Shares otherwise deliverable to the Employee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld either through a voluntary sale or through a mandatory sale arranged by the Company (on the Employee’s behalf pursuant to the Employee’s authorization as expressed by acceptance of the award under the terms herein), to the extent permitted by applicable law or pursuant to the approval of the ITA. In addition, the Employee shall be required to pay any amount (including penalties) that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

The Company does not represent or undertake that a grant under the Plan shall qualify for or comply with the requisites of any particular tax treatment (such as the 102 Capital Gains Track), nor shall the Company, its assignees or successors be required to take any action for the qualification of any grant under such tax treatment. The Company shall have no liability of any kind or nature in the event that, as a result of applicable law, actions by the Trustee or any position or interpretation of the ITA, or for any other reason whatsoever, a grant shall be deemed to not qualify for any particular tax treatment.

With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Company and/or its Affiliate, all in accordance with the provisions of Section 102 of the ITO and the Rules.

The Company and/or the Trustee shall not be required with respect to a Participant to release any Share certificate or make a book entry with respect to such Share until all required payments have been fully made. In the event that the Company or its Affiliate, or the Trustee, as applicable, is uncertain as to the sum of the full tax payment due or which is subject to withholding, the Company or the Trustee, as applicable, may refuse to release the Shares until such time as the ITA verifies the sum of the full tax payment which is due, and the Participant shall not have any claims in connection with such refusal.